EXHIBIT 99.2

Deloitte & Touche LLP JPMorgan Chase Tower 2200 Ross Avenue, Suite 1600 Dallas, TX 75201-6778 USA Tel: +1 214 840 7000 www.deloitte.com

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholder

TXU Fuel Company

We have audited the accompanying balance sheets of TXU Fuel Company (the “Company”) as of December 31, 2003 and 2002 and the related statements of operations and comprehensive income, shareholder’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the such financial statements referred to above present fairly, in all material respects, the financial position of TXU Fuel Company as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company changed its method of accounting for asset retirement obligations in 2003 in connection with the adoption of Statement of Financial Accounting Standards No. 143 “Accounting for Asset Retirement Obligations.”

June 11, 2004

TXU FUEL COMPANY

BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

	2003	2002

	(Dollars in thousands)
ASSETS
CURRENT ASSETS:
Cash	$358	$110
Accounts receivable	4,967	3,158
Exchange gas receivable	11,542	6,802
Material and supplies	873	606
Accumulated deferred income taxes	599	566
Other current assets	262	320

Total current assets	18,601	11,562

PROPERTY, PLANT AND EQUIPMENT:
Gas pipelines	288,637	288,487
Less accumulated depreciation	186,443	187,614

Net of accumulated depreciation	102,194	100,873
Construction work in progress	2,086	2,718

Net property, plant and equipment	104,280	103,591
INVESTMENTS	875	653
OTHER NONCURRENT ASSETS	169	471

TOTAL	$123,925	$116,277

LIABILITIES AND SHAREHOLDER’S EQUITY
CURRENT LIABILITIES:
Advances from affiliates	$43,819	$59,202
Accounts payable:
Affiliates	1,199	6,660
Other	3,514	4,184
Exchange gas payable	2,595	1,824
Accrued taxes	2,723	2,754
Other current liabilities	758	716

Total current liabilities	54,608	75,340
ACCUMULATED DEFERRED INCOME TAXES	12,739	11,800
INVESTMENT TAX CREDITS	1,134	1,277
PENSIONS AND OTHER POSTRETIREMENT BENEFITS	3,271	3,447
OTHER NONCURRENT LIABILITIES AND DEFERRED CREDITS	1,172	1,293

Total liabilities	72,924	93,157

COMMITMENTS AND CONTINGENCIES (Note 6)
SHAREHOLDER’S EQUITY:
Common stock without par value — 500,000 authorized shares; 100,000 outstanding shares	2,016	2,016
Retained earnings	49,045	21,308
Accumulated other comprehensive loss, net of tax effects	(60)	(204)

Total shareholder’s equity	51,001	23,120

TOTAL	$123,925	$116,277

      See notes to financial statements.

TXU FUEL COMPANY

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

Years Ended December 31, 2003 AND 2002

	2003	2002

	(Dollars in thousands)
OPERATING REVENUES:
Affiliates	$44,448	$54,427
Non-affiliates	18,902	10,285

Total operating revenues	63,350	64,712
COSTS AND EXPENSES:
Cost of delivery and operating costs	10,213	15,556
Depreciation	4,753	4,756
Selling, general and administrative expenses	4,764	5,548
Franchise and revenue-based taxes	392	370
Other deductions	—	3
Interest income	(93)	(8)
Interest expense and related charges:
Interest on advances from affiliates	1,519	2,186
Other interest	—	20

Total costs and expenses	21,548	28,431

INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLES	41,802	36,281
INCOME TAX EXPENSE	15,329	14,973

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLES	26,473	21,308
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE —
Net of tax effect	1,264	—

NET INCOME	27,737	21,308
OTHER COMPREHENSIVE INCOME:
Minimum pension liability adjustment, net of tax expense of $78 and benefit of $110	144	(204)

COMPREHENSIVE INCOME	$27,881	$21,104

See notes to financial statements.

TXU FUEL COMPANY

STATEMENTS OF SHAREHOLDER’S EQUITY

Years Ended December 31, 2003 AND 2002

			Accumulated
	Common Stock		Other
			Comprehensive	Retained
	Shares	Amount	Loss	Earnings	Total

	(Dollars in thousands)
BALANCE — January 1, 2002	100,000	$2,016	$—	$—	$2,016
Net income				21,308	21,308
Adjustment for minimum pension liability — net of taxes	—	—	(204)	—	(204)

BALANCE — December 31,2002	100,000	2,016	(204)	21,308	23,120
Net income				27,737	27,737
Adjustment for minimum pension liability — net of taxes	—	—	144	—	144

BALANCE — December 31, 2003	100,000	$2,016	$(60)	$49,045	$51,001

See notes to financial statements.

TXU FUEL COMPANY

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2003 AND 2002

	2003	2002

	(Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Income before cumulative effect of change in accounting principles:	$26,473	$21,308
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	4,753	4,756
Deferred income taxes and investment tax credits — net	1	1,955
Changes in operating assets and liabilities:
Accounts receivable:
Affiliates receivable/payable — net	(5,461)	46,208
Other	(1,809)	(1,499)
Materials and supplies	(267)	29,320
Accounts payable other	(670)	(33,649)
Other assets	(4,380)	(2,439)
Other liabilities	710	(737)

Net cash provided by operating activities	19,350	65,223

CASH FLOWS FROM FINANCING ACTIVITIES —
Net repayments to parent and affiliates	(15,383)	(58,932)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(3,429)	(6,214)
Other	(290)	32

Net cash used in investing activities	(3,719)	(6,182)

NET CHANGE IN CASH	248	109
CASH — Beginning of year	110	1

CASH — End of year	$358	$110

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	$(1,543)	$(2,334)

Cash paid for income taxes	$(17,640)	$(4,522)

See notes to financial statements.

TXU FUEL COMPANY

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

1.	Significant Accounting Policies

      General — TXU Fuel Company (the “Company”) is a wholly-owned subsidiary of TXU Energy Company LLC, which is a wholly-owned subsidiary of TXU Corp.

      The Company owns a natural gas pipeline system, and stores and delivers fuel gas for the benefit of TXU US Holdings Company (“US Holdings”), formerly TXU Electric Company, a wholly-owned subsidiary of TXU Corp and third-parties. The Company may not engage in other substantial activities without the consent of US Holdings.

      The Company has adopted the National Association of Regulatory Utility Commissioners Uniform System of Accounts as prescribed by the Railroad Commission of Texas. Since the Company provides services to US Holdings, its books and records are subject to review by various regulators.

      Basis of Presentation — The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the US. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position have been included therein. All dollar amounts in the financial statements and tables in the notes are stated in thousands of US Dollars unless otherwise indicated.

      Use of Estimates — Preparation of the Company’s financial statements requires management to make estimates and assumptions about future events that affect the reporting and disclosure of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expense during the periods. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information. No material adjustments were made to previous estimates or assumptions during the current year.

      Revenue Recognition — Gas pipeline transportation revenues are recognized as services are provided to customers based on estimated volumes subsequently confirmed by measurement reports. Unbilled revenues totaled $1.9 million and $.9 million at December 31, 2003 and 2002, respectively. The Company retains negotiated percentages of fuel transported for customers as an allowance for fuel used in the transportation of gas and other unaccounted for quantities of gas. The Company classifies fuel retained from customers as a credit to cost of delivery and operating costs in the statement of income and values such amounts based on current market prices at the time of the retention.

      Investments — Assets related to employee benefit plans are held to satisfy deferred compensation liabilities and are recorded at market value.

      Gas Pipelines — Gas pipeline is stated at original cost less accumulated depreciation. The cost of property additions includes labor and materials, applicable overhead and payroll-related costs. The Company does not capitalize an allowance for funds used during construction.

      Depreciation of Property, Plant and Equipment — Depreciation of the Company’s property, plant and equipment is calculated on a straight-line basis over the estimated service lives of the properties. Depreciation as a percent of average depreciable property approximated 1.8% for 2003 and 2002.

      Impairment of Long-lived Assets — The Company evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of long-lived assets would be considered impaired when the projected undiscounted cash flows are less than carrying value. In that event, a loss would be recognized based on the amount by which the carrying value exceeds the fair market value. Fair value is determined primarily by available market valuations or, if applicable, discounted cash flows. (See Changes in Accounting Standards below.)

TXU FUEL COMPANY

NOTES TO FINANCIAL STATEMENTS — (Continued)

      Income Taxes — Investment tax credits are amortized to income over the estimated service lives of the properties. Deferred income taxes are provided for temporary differences between the book and tax basis of assets and liabilities. Current receivables and/or payables to affiliates include amounts for income taxes due from or to TXU Corp.

      Defined Benefit Pension Plans and Other Postretirement Benefit Plans — The Company is a participating employer in the defined benefit pension plan sponsored by TXU Corp. The Company also participates with TXU Corp. and other affiliated subsidiaries of TXU Corp. to offer health care and life insurance benefits to eligible employees and their eligible dependents upon the retirement of such employees from the Company. See Note 5 for information regarding retirement plans and other postretirement benefits.

      Franchise and Revenue-Based Taxes — Franchise and revenue-based taxes such as gross receipts taxes are not a “pass through” item such as sales and excise taxes. Gross receipts taxes are assessed to the Company by state and local governmental bodies, based on revenues, as a cost of doing business. The Company records gross receipts tax as an expense. Rates charged to customers by the Company are intended to recover the taxes, but the Company is not acting as an agent to collect the taxes from customers.

      Exchange Gas Receivable and Payable — Represents over-deliveries and under-deliveries of gas with counterparties and is revalued at current market prices.

      Changes in Accounting Standards — Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations, became effective on January 1, 2003. SFAS No. 143 requires entities to record the fair value of a legal liability for an asset retirement obligation in the period in which it is incurred. As a result of the implementation of SFAS No. 143 the Company recorded a cumulative effect of changes in accounting principles as of January 1, 2003 of $1.3 million (net tax of $.7 million). (See Note 2 for a discussion of the impact of this accounting standard.)

      SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, became effective on January 1, 2002. SFAS No. 144 establishes a single accounting model, based on the framework established in SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, for long-lived assets to be disposed of by sale and resolves significant implementation issues related to SFAS No. 121. The adoption of SFAS No. 144 did not impact the financial statements for 2002.

      SFAS No. 145, Rescission of FA SB Statements No. 4, 44 and 64, Amendment of FA SB Statement No. 13, and Technical Corrections, was issued in April 2002 and became effective on January 1, 2003. One of the provisions of this statement was the rescission of SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt. Any gain or loss on the early extinguishment of debt that was classified as an extraordinary item in prior periods in accordance with SFAS No. 4 would be reclassified if it did not meet the criteria of an extraordinary item as defined by Accounting Principles Board Opinion 30, Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. The adoption of SFAS No. 145 did not impact the financial statements.

      SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, became effective on January 1, 2003. SFAS No. 146 requires that a liability for costs associated with an exit or disposal activity be recognized only when the liability is incurred and measured initially at fair value. The adoption of SFAS No. 146 did not impact the financial statements.

      Financial Accounting Standards Board Interpretation (“FIN”) No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others — an

TXU FUEL COMPANY

NOTES TO FINANCIAL STATEMENTS — (Continued)

Interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34, was issued in November 2002 and requires recording of the fair value of guarantees upon issuance or modification after December 31, 2002. The interpretation also requires expanded disclosures of guarantees. The adoption of FIN 45 did impact the financial statements.

      FIN No. 46, Consolidation of Variable Interest Entities, was issued in January 2003. FIN No. 46 provides guidance related to identifying variable interest entities and determining whether such entities should be consolidated. On October 8, 2003, the FASB decided to defer implementation of FIN No. 46 until the fourth quarter of 2003. This deferral only applies to variable interest entities that existed prior to February 1, 2003. FIN 46R was issued in December 2003 and replaced FIN 46. FIN 46R expands and clarifies the guidance originally contained in FIN 46, regarding consolidation of variable interest entities. The implementation of FIN No. 46R did not impact the financials statements.

      SFAS 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, was issued in April 2003 and became effective for contracts entered into or modified after June 30, 2003. SFAS 149 clarifies what contracts may be eligible for the normal purchase and sale exception, the definition of a derivative and the treatment in the statement of cash flows when a derivative contains a financing component. Also, Emerging Issues Task Force (“EITF”) 03-11 was issued in July 2003 and became effective October 1, 2003 and, among other things, discussed the nature of certain power contracts. The implementation of SFAS 149 and EITF 03-11 did not impact the financial statements.

      SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued in May 2003 and became effective June 1, 2003 for new financial instruments and July 1, 2003 for existing financial instruments. SFAS 150 requires that mandatory redeemable preferred securities be classified as liabilities beginning July 1, 2003. The implementation of SFAS 150 did not impact the financial statements.

      EITF 01-8 was issued in May 2003 and is effective prospectively for arrangements that are new, modified or committed to beginning July 1, 2003. This guidance requires that certain types of arrangements be accounted for as leases, including tolling and power supply contracts, take-or-pay contracts and service contracts involving the use of specific property and equipment. The adoption of this change did not impact the financial statements.

      The Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Medicare Act) was enacted in December 2003. FASB Staff Position 106-1, issued in January 2004, allowed for, but did not require, deferral of the accounting for the effects of the Medicare Act. TXU Corp. elected not to defer accounting for the federal subsidy under the Medicare Act and recognized a $1.9 million net reduction in postretirement benefit expense its the 2003 financial statements. For the year ended December 31, 2003, the effect of adoption of the Medicare Act was a reduction of approximately $6 thousand in the Company’s allocated postretirement benefit costs.

      For accounting standards not yet adopted, the Company is evaluating the potential impact on its financial position and results of operations.

2.	Cumulative Effect of Change in Accounting Principles

      The adoption of SFAS No. 143 resulted in a credit of $1.3 million, net of $.7 million tax effect to earnings for the cumulative effect of the new accounting principle.

      SFAS No. 143 became effective on January 1, 2003. SFAS No. 143 requires entities to record the fair value of a legal liability for an asset retirement obligation in the period of its inception. For the Company such liabilities would relate to gas pipelines. The Company has determined that no such costs meet the liability recognition criteria of SFAS No. 143. The Company previously included estimated asset

TXU FUEL COMPANY

NOTES TO FINANCIAL STATEMENTS — (Continued)

retirement costs in its depreciation rates. As the new accounting rule required retrospective application to the inception of the liability, if applicable, the effects of the adoption reflect the reversal of previously recorded depreciation expense for the estimated asset retirement costs previously reflected in accumulated depreciation at the date of adoption.

      The following table summarizes the impact as of January 1, 2003 of adopting SFAS No. 143:

Increase in property, plant and equipment — net	$1,944
Increase in accumulated deferred income taxes	(680)

Cumulative effect of change in accounting principles	$1,264

      On a pro forma basis, assuming SFAS 143 had been adopted at the beginning of the period, earnings for the year ended December 31, 2002 would have increased by approximately $400 thousand after-tax.

3.	Affiliate Transactions

      The advances from/to affiliates are in the form of demand notes payable/receivable, which bear interest at a rate equal to the weighted average cost of all outstanding short-term indebtedness of TXU Corp. or a published rate for similar borrowings when TXU Corp. has no outstanding short-term borrowings. The weighted average interest rates on such borrowings were 2.79% and 2.34% on December 31, 2003 and 2002, respectively.

      TXU Business Services Company, a subsidiary of TXU Corp., billed the Company $1.4 million and $2.4 million in 2003 and 2002, respectively, for financial, accounting, information technology, personnel, procurement and other administrative services at cost. Accounts receivable from and payable to affiliates are settled in the normal course of business. Accounts receivable from affiliates were $3.7 million and $2.0 million at December 31, 2003 and 2002, respectively. Accounts payable to affiliates were $4.9 million and $8.6 million at December 31, 2003 and 2002, respectively.

4.	Income Taxes

      The components of the provision for income taxes are as follows:

	2003	2002

Current:
Federal	$13,983	$11,503
State	1,345	1,515

Total	15,328	13,018

Deferred:
Federal	157	61
State — other	(13)	2,037

Total	144	2,098
Investment tax credits	(143)	(143)

Total	$15,329	$14,973

      Investment tax credit amortization is the primary difference between the expected income tax expense at the federal statutory rate of 35% and actual income tax expense.

TXU FUEL COMPANY

NOTES TO FINANCIAL STATEMENTS — (Continued)

      The components of deferred tax assets and deferred tax liabilities are as follows:

	2003	2002

Current deferred tax assets — other	$599	$566

Noncurrent:
Deferred tax assets:
Alternative minimum tax	5,163	5,197
Employee benefit plans	1,550	1,578
Capitalized construction costs	1,413	1,211
Unamortized investment tax credits	397	447
Other	1,210	831

Total noncurrent deferred tax assets	9,733	9,264
Deferred tax liabilities:
Depreciation differences	19,446	18,502
State	2,270	2,292
Other	756	270

Total noncurrent deferred tax liabilities	22,472	21,064

Net noncurrent deferred tax liability	$(12,739)	$(11,800)

      At December 31, 2003, the Company had approximately $5.2 million of alternative minimum tax credit carryforwards available to offset future tax payments.

      A reconciliation between the expected tax computed using the US federal statutory income tax rate and the provision (benefit) for income taxes is as follows:

	2003	2002

Statutory federal income tax	$14,631	$12,698
State and local income taxes — net of federal income tax effect	866	2,309
Amortization of investment tax credits	(143)	(143)
Prior year adjustments	(81)	36
Other	56	73

Total	$15,329	$14,973

5.	Retirement Plans and Other Postretirement Benefits

      The Company is a participating employer in the TXU Retirement Plan (Retirement Plan), a defined benefit pension plan sponsored by TXU Corp. The Retirement Plan is a qualified pension plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (“Code”), and is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Employees are eligible to participate in the Retirement Plan upon their completion of one year of service and the attainment of age 21. All benefits are funded by the participating employers. The Retirement Plan provides benefits to participants under one of two formulas: (i) a cash balance formula under which participants earn monthly contribution credits based on their compensation and a combination of their age and years of service, plus monthly interest credits, or (ii) a traditional defined benefit formula based on years of service and the average earnings of the three years of highest earnings.

TXU FUEL COMPANY

NOTES TO FINANCIAL STATEMENTS — (Continued)

      All eligible employees hired after January 1, 2002 will participate under the cash balance formula. Certain employees who, prior to January 1, 2002, participated under the traditional defined benefit formula, continue their participation under that formula. Under the cash balance formula, future increases in earnings will not apply to prior service costs. It is TXU Corp.’s policy to fund the plans on a current basis to the extent deductible under existing federal tax regulations. Such contributions, when made, are intended to provide not only for benefits attributed to service to date, but also those expected to be earned in the future.

      The net periodic pension cost applicable to the Company was $67 thousand for 2003 and $28 thousand for 2002. There were no Company contributions paid to the plan in 2003 and 2002.

      In addition, Company employees are eligible to participate in a qualified savings plan, the TXU Thrift Plan (“Thrift Plan”). This plan is a participant-directed defined contribution profit sharing plan qualified under Section 401(a) of the Code, and is subject to the provisions of ERISA. The Thrift Plan includes an employee stock ownership component. Under the terms of the Thrift Plan, as amended effective January 1, 2002, employees who do not earn more than the IRS threshold compensation limit used to determine highly compensated employees may contribute, through pre-tax salary deferrals and/or after-tax payroll deductions, the maximum amount of their regular salary or wages permitted under law. Employees who earn more than such threshold may contribute from 1% to 16% of their regular salary or wages. Employer matching contributions are also made in an amount equal to 100% of the first 6% of employee contributions for employees who are covered under the cash balance formula of the Retirement Plan, and 75% of the first 6% of employee contributions for employees who are covered under the traditional defined benefit formula of the Retirement Plan. Employer matching contributions are invested in TXU Corp. common stock. The Company’s contributions to the Thrift Plan aggregated $46 thousand in 2003 and $35 thousand in 2002.

      In addition to the Retirement Plan and the Thrift Plan, the Company participates with TXU Corp. and certain other affiliated subsidiaries of TXU Corp. to offer certain health care and life insurance benefits to eligible employees and their eligible dependents upon the at retirement of such employees. For employees retiring on or after January 1, 2002, the retiree contributions required for such coverage vary based on a formula depending on the retiree’s age and years of service. The estimated net periodic postretirement benefits cost other than pensions applicable to the Company was $223 thousand for 2003 and $199 thousand for 2002. Contributions paid by the Company to fund postretirement benefits other than pensions were $305 thousand in 2003 and $260 thousand for 2002.

6.	Commitments and Contingencies

      Gas Purchase Contracts — At December 31, 2003, the Company had commitments for pipeline transportation and storage reservation fees as shown in the table below:

Year Ending
December 31,

2004	$24,417
2005	7,026
2006	5,665
2007	4,240
2008	457
Thereafter	5,926

Total	$47,731

TXU FUEL COMPANY

NOTES TO FINANCIAL STATEMENTS — (Continued)

      Litigation — The Company is a party, in the ordinary course of business, to certain claims and litigation. The settlement of such matters is not expected to have a material adverse impact on its consolidated financial position, results of operations or cash flows of the Company.

7.	Fair Value of Financial Instruments

      The fair value of all financial instruments, principally cash and accounts receivable is not materially different than their related carrying amounts.

8.	Sale of the Company

      On June 2, 2004, the Company’s parent completed the sale of the assets of the Company to an outside party. As part of the transaction the parent will enter into an eight year transportation agreement with the new owner to transport gas to the parent’s generating assets.

TXU FUEL COMPANY

BALANCE SHEET

March 31, 2004 (Unaudited)

(Dollars in thousands)
ASSETS
CURRENT ASSETS:
Cash	$48
Accounts receivable	3,641
Exchange gas receivable	15,818
Material and supplies — at average cost	843
Other current assets	517

Total current assets	20,867

PROPERTY, PLANT AND EQUIPMENT:
Gas plant	287,292
Less accumulated depreciation	187,218

Net of accumulated depreciation	100,074
Construction work in progress	2,125

Net property, plant and equipment	102,199
INVESTMENTS	871
OTHER NONCURRENT ASSETS	28

TOTAL	$123,965

LIABILITIES AND SHAREHOLDER’S EQUITY
CURRENT LIABILITIES:
Advances from affiliates	$33,511
Accounts payable:
Affiliates	4,645
Other	1,106
Exchange gas payable	6,489
Accrued taxes	2,340
Other current liabilities	827

Total current liabilities	48,918
ACCUMULATED DEFERRED INCOME TAXES	12,995
INVESTMENT TAX CREDITS	1,098
PENSIONS AND OTHER POSTRETIREMENT BENEFITS	3,237
OTHER NONCURRENT LIABILITIES AND DEFERRED CREDITS	1,898

Total liabilities	68,146

COMMITMENTS AND CONTINGENCIES (Note 5)
SHAREHOLDER’S EQUITY:
Common stock without par value — 500,000 authorized shares; 100,000 outstanding shares	2,016
Retained earnings	53,863
Accumulated other comprehensive loss, net of tax effects	(60)

Total shareholder’s equity	55,819

TOTAL	$123,965

See notes to financial statements.

TXU FUEL COMPANY

STATEMENTS OF INCOME

Three Months Ended March 31, 2004 and 2003 (Unaudited)

	2004	2003

	(Dollars in thousands)
OPERATING REVENUES:
Affiliates	$4,451	$8,091
Non-affiliates	7,288	4,005

Total operating revenues	11,739	12,096

COSTS AND EXPENSES:
Cost of delivery and operating costs	1,596	5,248
Depreciation	1,465	1,196
Selling, general and administrative expenses	604	1,440
Franchise and revenue-based taxes	95	43
Interest expense and related charges:
Interest on advances from affiliates	289	359
Other interest	25	1

Total costs and expenses	4,074	8,287

INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLES	7,665	3,809
INCOME TAX EXPENSE	2,847	1,498

INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLES	4,818	2,311
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLES:
Net of tax effect	—	1,264

NET INCOME	$4,818	$3,575

See notes to financial statements.

TXU FUEL COMPANY

STATEMENTS OF CASH FLOWS

Three Months Ended March 31, 2004 and 2003 (Unaudited)

	2004	2003

	(Dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Income before cumulative effect of change in accounting principles:	$4,818	$2,311
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	1,465	1,196
Deferred income taxes and investment tax credits — net	818	641
Changes in operating assets and liabilities:
Accounts receivable:
Affiliates	0	(760)
Other	1,326	(210)
Inventories:	30	(39)
Accounts payable
Affiliates	3,446	(6,660)
Other	(2,408)	(1,630)
Other assets	(4,390)	(2,946)
Other liabilities	4,273	4,170

Cash provided by (used in) operating activities	9,378	(3,927)

CASH FLOWS FROM FINANCING ACTIVITIES —
Net (payments to) advances from parent and affiliates	(10,308)	4,672

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	674	(755)
Investments	(54)	35

Cash provided by (used in) investing activities	620	(720)

NET CHANGE IN CASH	(310)	25
CASH — Beginning balance	358	110

CASH — Ending balance	$48	$135

See notes to financial statements.

TXU FUEL COMPANY

NOTES TO FINANCIAL STATEMENTS

Three Months Ended March 31, 2004 and 2003 (Unaudited)

1.	Significant Accounting Policies and Business

      General — TXU Fuel Company (the “Company”) is a wholly-owned subsidiary of TXU Energy Company LLC, which is a wholly-owned subsidiary of TXU Corp.

      The Company owns a natural gas pipeline system, and stores and delivers fuel gas for the benefit of TXU US Holdings Company (“US Holdings”), formerly TXU Electric Company, a wholly-owned subsidiary of TXU Corp., and for third parties. The Company may not engage in other substantial activities without the consent of US Holdings.

      The Company has adopted the National Association of Regulatory Utility Commissioners Uniform System of Accounts as prescribed by the Railroad Commission of Texas. Since the Company provides services to US Holdings, its books and records are subject to review by various regulators.

      Basis of Presentation — The interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the US (“US GAAP”) and on the same basis as the audited financial statements for the year ended December 31, 2003. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results of operations and financial position have been included therein. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with US GAAP have been omitted pursuant to the rules and regulations of the SEC. Because the interim financial statements do not include all of the information and footnotes required by US GAAP, they should be read in conjunction with the audited financial statements and related notes for the year ended December 31, 2003. The results of operations for an interim period may not give a true indication of results for a full year. All dollar amounts in the financial statements and tables in the notes are stated in thousands of US Dollars unless otherwise indicated. There were no other components of comprehensive income other than net income.

      Use of Estimates — Preparation of the Company’s financial statements requires management to make estimates and assumptions about future events that affect the reporting and disclosure of assets and liabilities at the balance sheet dates and the reported amounts of revenue and expense during the periods. In the event estimates and/or assumptions prove to be different from actual amounts, adjustments are made in subsequent periods to reflect more current information. No material adjustments were made to previous estimates or assumptions during the current year.

      Revenue Recognition — Gas pipeline transportation revenues are recognized as services are provided to customers based on estimated volumes subsequently confirmed by measurement reports.

      Investments — Assets related to employee benefit plans are held to satisfy deferred compensation liabilities and are recorded at market value.

      Gas Pipelines — Gas pipeline is stated at original cost. The cost of property additions includes labor and materials, applicable overhead and payroll-related costs. The Company does not capitalize an allowance for funds used during construction.

      Impairment of Long-lived Assets — The Company evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of long-lived assets would be considered impaired when the projected undiscounted cash flows are less than carrying value. In that event, a loss would be recognized based on the amount by which the carrying value exceeds the fair market value. Fair value is determined primarily by available market valuations or, if applicable, discounted cash flows. (See Changes in Accounting Standards below.)

      Income Taxes — Investment tax credits are amortized to income over the estimated service lives of the properties. Deferred income taxes are provided for temporary differences between the book and tax

TXU FUEL COMPANY

NOTES TO FINANCIAL STATEMENTS — (Continued)

basis of assets and liabilities. Current receivables and/or payables to affiliates include amounts for income taxes due from or to TXU Corp.

2.	Cumulative Effect of Changes in Accounting Principles

      The adoption of Statement of Financial Accounting Standards (“SFAS”) No. 143 resulted in a credit of $1.3 million, net of $.7 million tax effect to earnings for the cumulative effect of the new accounting principle for the three months ended March 31, 2003.

      SFAS 143 became effective on January 1, 2003. SFAS No. 143 requires entities to record the fair value of a legal liability for an asset retirement obligation in the period of its inception. For the Company such liabilities would relate to gas pipelines. The Company has determined that no such costs meet the liability recognition criteria of SFAS No. 143. The Company previously included estimated asset retirement costs in its depreciation rates. As the new accounting rule required retrospective application to the inception of the liability, if applicable, the effects of the adoption reflect the reversal of previously recorded depreciation expense for the estimated asset retirement costs previously reflected in accumulated depreciation at the date of adoption.

      The following table summarizes the impact as of January 1, 2003 of adopting SFAS 143:

Increase in property, plant and equipment — net	$1,944
Increase in accumulated deferred income taxes	(680)

Cumulative effect of change in accounting principles	$1,264

3.	Affiliate Transactions

      The advances from/to affiliates are in the form of demand notes payable/receivable, which bear interest at a rate equal to the weighted average cost of all outstanding short-term indebtedness of TXU Corp. or a published rate for similar borrowings when TXU Corp. has no outstanding short-term borrowings. The average interest rate on such borrowings was 2.86% and 2.33% for the first three months of 2004 and 2003, respectively.

      TXU Business Services Company, an affiliate of the Company, billed the Company $22,000 and $405,000 in 2004 and 2003, respectively, for financial, accounting, information technology, personnel, procurement and other administrative services at cost. Accounts receivable from and payable to affiliates are settled in the normal course of business.

4.	Retirement Plan and Other Postretirement Benefits

      The Company is a participating employer in the TXU Retirement Plan, a defined benefit pension plan sponsored by TXU Corp. The Company also participates with TXU Corp. and other affiliated subsidiaries of TXU Corp. to offer health care and life insurance benefits to eligible employees and their eligible dependents upon the retirement of such employees. The allocated net periodic pension cost and net periodic postretirement benefits cost other than pensions applicable to the Company were $51,000 and $95,000 for the three months ended March 31, 2004 and 2003, respectively.

      At March 31, 2004, the Company estimates that its total contributions to the pension plan and other postretirement benefit plans for the remainder of 2004 will not be materially different than previously disclosed in the 2003 financial statements.

TXU FUEL COMPANY

NOTES TO FINANCIAL STATEMENTS — (Continued)

5.	Contingencies

      The Company is a party, in the ordinary course of business, to certain claims and litigation. The settlement of such matters is not expected to have a material adverse impact on the financial position, results of operations or cash flows of the Company.

6.	Sale of the Company

      During June 2004, the Company’s parent completed the sale of the assets of the Company to an outside party. As part of the transaction, the parent will have an eight-year transportation agreement with the new owner to transport gas to the parent’s generation plants.

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